UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2007

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 28, 2007, we issued a press release announcing our 2006 fourth quarter results of operations.  Such press release is furnished as Exhibit 99.1, and incorporated by reference into this Item 2.02.

Forward-Looking Statements

This Item 2.02, including the press release incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma and other statements regarding our goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's Annual Report on Form 10-K for the year ended Dec. 31, 2005, and Quarterly Reports on Form 10-Q for the quarter ended Sept. 30, 2006, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Use of Non-GAAP Financial Measures

We present “non-GAAP financial measures” in the press release, including:

•      adjusted cost of goods sold;
•      adjusted gross profit;
•      adjusted research and development expense;
•      adjusted selling, general and administrative expense;
•      adjusted income from operations;
•      adjusted net income;
•      adjusted diluted earnings per share; and
•      statistics using one or more of such adjusted measures.

These non-GAAP financial measures exclude certain items from the most comparable financial measure calculated in accordance with the generally accepted accounting principles of the United States.  Each of these measures is presented together with the most comparable measure calculated in accordance with GAAP.  The excluded items are:

Non-recurring Transition Expenses.  These expenses relate to our transition to an independent public company as a result of our spin-off from Abbott Laboratories in 2004.  These expenses primarily are for establishing new facilities, building out independent information systems, and product re-registration and re-labeling. However, we believe that these expenses are not necessarily indicative of our ongoing business performance as these expenses were necessitated by our spin-off and are not expected to be incurred on an ongoing basis for periods after 2006. Excluding these expenses has the effect of excluding significant cash expenditures from the adjusted financial measures.

On a pre-tax basis, we incurred $4.2 million and $15.0 million of these expenses in the fourth quarters of 2006 and 2005 and $35.0 million and $46.0 million in the full years of 2006 and 2005.  The schedules included in the press release that reconcile the adjusted financial measures to the financial measures calculated in accordance with GAAP indicate the amount of such expenses excluded from cost of goods sold, gross profit, research and development expense and selling, general and administrative expense to arrive at the corresponding adjusted financial measure.

Manufacturing Optimization.  These charges, expenses, gains and losses relate to the sale of our Salt Lake City, Utah manufacturing facility, and the closure, or pending closures, of our Ashland, Ohio; Donegal, Ireland; and Montreal, Canada facilities and our departure from the North Chicago, Illinois manufacturing facility, which were announced in 2005 and 2006.   These charges and expenses include charges relating to the sale of the Salt Lake City facility, asset impairment charges, restructuring charges and expenses relating to the relocation of production from the affected facilities to other facilities.  Also excluded are gains on the sale of the Donegal and Montreal facilities, and reductions of the obligations to the purchaser of the Salt Lake City facility recorded in subsequent periods.

All of these facilities were transferred to us in connection with the spin-off from Abbott, and our management determined that these facilities would not be used in our operations in future periods to reduce our future ongoing operating costs and improve the efficiency of our manufacturing operations. Accordingly, we do not believe that the charges, expenses, gains and losses relating to the closure or disposal of these facilities, and the transfer of production to other facilities, are necessarily indicative of our ongoing business performance and normal operations.  We expect to incur these expenses through 2010.  As the product relocation expenses and certain restructuring charges are incurred in cash, excluding these items has the effect of excluding significant cash expenditures from the adjusted financial measures.

On a pre-tax basis, net of the gains and reductions of obligations described above, we incurred $8.3 million and $19.8 million of these charges and expenses in the fourth quarters of 2006 and 2005 and $49.6 million and $37.9 million in the full years of 2006 and 2005, which are recorded in cost of goods sold.

Repatriation of Taxes.  The American Jobs Creation Act of 2004 (the “Jobs Act”) provided for a one-time dividends received deduction on the repatriation of certain foreign earnings. During 2005, Hospira repatriated $175 million of qualified undistributed foreign earnings and incurred income tax expense related to this repatriation of $9.1 million.  Because the ability to repatriate foreign earnings under the Jobs Act was made available during a period that has already expired, we did not and will not incur any additional tax expense associated with the repatriation of funds in any subsequent fiscal period. As such, we believe that the one-time tax expense that we incurred is not necessarily indicative of our ongoing business performance.  Excluding this expense has the effect of excluding a significant cash expenditure from the adjusted financial measures.

Purchase Accounting Charges.  In the fourth quarter of 2006, we acquired BresaGen Limited.  In connection with this acquisition, we incurred a $10 million non-cash charge relating to the write-off of acquired in-process research and development.  In the first quarter of 2007, we acquired Mayne Pharma Limited and expect to incur substantial non-cash charges relating to in-process research and development and write-up of inventory. As these types of charges are incurred in connection with the completion of acquisitions, and the amount of these charges depends upon the allocation of the purchase price in accordance with applicable accounting rules, the timing and amount of these charges are unpredictable.  These charges can materially affect our reported financial results, but are not necessarily reflective of our ongoing business performance.  Exclusion of these charges from the adjusted financial measures results in economic costs to us not being reflected in our adjusted net income and earnings per share.

Acquisition and Integration-Related Expenses.   During the fourth quarter of 2006, we incurred approximately $1.9 million of expenses relating to our acquisitions.  Over the next two years, we estimate that we will incur approximately $95 million to $110 million of aggregate expenses related to the integration of Mayne Pharma into our operations, the substantial majority of which will be in cash.  We do not believe that these expenses are necessarily indicative of our ongoing business operations, as they were necessitated by a significant acquisition and will be incurred over a finite period.  Excluding these expenses will have the effect of excluding significant cash expenditures from the adjusted financial measures.

Amortization of Mayne Pharma Intangible Assets.  We expect to record intangible assets in connection with the Mayne Pharma acquisition, which will be amortized over their useful lives.  These are non-cash expenses that will not affect our liquidity in future periods, but may materially affect our net income and earnings per share.  The amount of amortization expense can vary significantly among companies in our industry depending on the frequency, size and nature of acquisitions. While recording amortization is intended to represent the decrease in value of these intangible assets over time, the amount of recorded amortization may not necessarily represent our operating performance during the periods recorded because of the uncertainties inherent in estimating the fair value and useful lives of intangible assets at the time of the acquisition.  Therefore, we intend to exclude the amortization of acquired intangible assets in connection with the Mayne Pharma acquisition from our adjusted financial measures in future periods.  We have not previously excluded amortization expense in calculating our adjusted measures.  Amortization has not been material to prior periods.  Exclusion of amortization relating to the Mayne Pharma acquisition will effectively result in the recording of purchased acquired intangible assets without recording any expense relating to the use of these assets in our business.

All adjusted measures are reconciled to the most comparable measure calculated in accordance with GAAP in the press release.  We believe that presenting measures excluding the items described above, along with measures calculated in accordance with GAAP, provide investors with more information to assess our operating performance and prospects.  We also believe that excluding these items assists comparability with past performance.  Our management uses these adjusted measures as supplemental measures in assessing its own performance—for example, these measures are used in establishing our annual and long-term operating plans, presented to our board of directors in its review of our financial performance and establishing targets under employee incentive plans. Since these measures allow investors to assess our performance on a similar basis as our management assesses our performance, we believe that investors have more information to assess the performance of management in executing its goals and strategies.

We also present “core net sales” growth, which excludes from our net sales calculated in accordance with GAAP sales of Berlex imaging agents under an agreement that was in place at the time of the spin-off and terminated in 2005, sales to Abbott under transition arrangements entered into at the time of the spin-off and the impact of foreign currency.  Management believes that presentation of core net sales growth is useful to investors in that it provides investors additional measures to assess the underlying sales trend of those portions of Hospira’s business that are expected to contribute to Hospira’s ongoing performance.  During 2007, we will present sales growth that excludes the impact of the Mayne Pharma acquisition to assist comparability to past performance.

We adopted SFAS No. 123R and began recording expenses relating to issuance of stock options during 2006.  For purposes of comparing our adjusted earnings per share from 2005 to 2006, we also present on a supplemental basis 2005 adjusted earnings per share including pro forma stock option expense as if had we begun to record stock option expenses during 2005.  We believe that this presentation is useful to investors as it assists period-to-period comparability by presenting our expenses on a similar basis.

Non-GAAP financial measures are not presented in accordance with a body of comprehensive accounting principles and should not be considered a substitute for any GAAP measure.  The measures we use result largely from our management’s determination as to whether the facts and circumstances surrounding certain transactions and events are indicative of the ordinary course of the ongoing operation of our business.  As a result, non-GAAP financial measures as presented by us may not be comparable to similarly titled measures reported by other companies.

Our management uses non-GAAP financial measures as a supplement to, and not a substitute for, measures prepared in accordance with GAAP.  Accordingly, these measures should be considered together with the corresponding financial measures prepared in accordance with GAAP.  In addition, our management reviews, and encourages investors to review, our balance sheet and statement of cash flows in order to make a complete evaluation and assessment of our financial performance.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated February 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 28, 2007		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General
Counsel and Secretary